POWER OF ATTORNEY

1. Designation of Attorneys-in-Fact. The undersigned, hereby designates each of Todd N. Gilman, Jim E. Darnton, and Camilla R. Brocker, individuals with full power of substitution, as my attorney-in-fact to act for me and in my name, place and stead, and on my behalf in connection with the matters set forth in Item 2 below.

2. Powers of Attorney-in-Fact. Each attorney-in-fact, as fiduciary, shall have the authority to sign all such U.S. Securities and Exchange Commission ("**SEC**") reports, forms and other filings, specifically including but not limited to Forms 3, 4, 5 and 144, as such attorney-in-fact deems necessary or desirable in connection with the satisfaction of my reporting obligations under the rules and regulations of the SEC.

3. Effectiveness. This Power of Attorney shall become effective upon execution and is not affected by subsequent disability of incapacity of the principal.

4. Duration. This Power of Attorney shall remain in effect until revoked by me and shall not be affected by disability of the principal.

5. Applicable Law. The undersigned's domicile is in the state of Texas and thus Texas law shall apply to this Power of Attorney.

6. Revocation. This Power of Attorney may be revoked in writing at any time by my giving written notice to the attorney-in-fact. If this Power of Attorney has been recorded, the written notice of revocation shall also be recorded.

Date: October 26, 2021.

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Sonita Lontoh

STATE OF __________________)

COUNTY OF __________________)

SIGNED OR ATTESTED before me on ______________, 2021, by Sonita Lontoh.

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Signature of Notary Public

See Attached Acknowledgement/Jurat

____
Typed name of Notary Public

Residing at: ________________

My commission expires: ____________

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT **CIVIL CODE § 1189**

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)
County of San Francisco)

On October 26, 2021 before me, April M. Johnson, Notary Public,
Date *Here Insert Name and Title of the Officer*

personally appeared Sonita Lontoh
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

APRIL M. JOHNSON
Notary Public - California
San Francisco County
Commission # 2218664
My Comm. Expires Nov 13, 2021

Signature ____________
Signature of Notary Public

Place Notary Seal Above

OPTIONAL

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document
Title or Type of Document: Power of Attorney
Document Date: ____________ Number of Pages: 1-one
Signer(s) Other Than Named Above: ____________

Capacity(ies) Claimed by Signer(s)

Signer's Name: ____________	Signer's Name: ____________
☐ Corporate Officer — Title(s): ____________	☐ Corporate Officer — Title(s): ____________
☐ Partner — ☐ Limited ☐ General	☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact	☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator	☐ Trustee ☐ Guardian or Conservator
☐ Other: ____________	☐ Other: ____________
Signer Is Representing: ____________	Signer Is Representing: ____________